                            SCHEDULE 14A INFORMATION
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursunat to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             NEOTHERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   May 7, 1998




Dear Stockholder:

        You are cordially invited to attend the 1998 Annual Meeting of Stockholders of NeoTherapeutics, Inc. (the "Company") to be held on Tuesday, June 16, 1998, at the Company's corporate headquarters located at 157 Technology Drive, Irvine, California, 92618, beginning at 3:30 p.m., local time.

        At the Annual Meeting you will be asked to elect a total of six directors, approve the selection of independent public accountants, and consideration of any other matters which may properly come before the meeting and any adjournment thereof. All of these matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

        It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and promptly mail it in the envelope provided. If you plan to attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

        I look forward to seeing you at the Annual Meeting.

                                            Very truly yours,

                                            [SIG]

                                            Alvin J. Glasky, Ph.D.
                                            President, Chief Executive Officer
                                            and Chairman of the Board

                 157 Technology Drive, Irvine, California 92618
                     Tel (949) 788-6700 Fax (949) 788-6706

                              NEOTHERAPEUTICS, INC.
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                       -----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1998

                       ----------------------------------


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NeoTherapeutics, Inc. (the "Company") will be held at the principal business office of the Company, 157 Technology Drive, Irvine, California 92618, on Tuesday, June 16, 1998 at 3:30 p.m., local time, for the following purposes:

        (1) To elect five Class I directors to serve for a two-year term expiring at the Annual Meeting of Stockholders to be held in 2000 or until their successors have been duly elected and qualified;

        (2) To elect one Class II director to serve for the remainder of the current two-year term expiring at the Annual Meeting of Stockholders to be held in 1999 or until his successor has been duly elected and qualified;

        (3) To consider and act upon the ratification of the selection of independent public accountants for the Company; and

        (4) To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.

        The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

        Stockholders of record at the close of business on April 20, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the principal business office of the Company, 157 Technology Drive, Irvine, California, for a period of ten days prior to the Annual Meeting.


                                             By Order of the Board of Directors

                                             [SIG]

                                             Rosalie H. Glasky
                                             Secretary

Irvine, California
May 7, 1998

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 NEOTHERAPEUTICS
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1998


GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of NeoTherapeutics, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, June 16, 1998, at 3:30 p.m., local time. The Annual Meeting will be held at 157 Technology Drive, Irvine, California 92618, the principal business office of the Company. This Proxy Statement and the accompanying proxy are first being mailed on or about May 7, 1998.

REVOCABILITY OF PROXIES

        An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the Annual Meeting, any such notice or subsequent proxy must be delivered to the Secretary of the Company at 157 Technology Drive, Irvine, California 92618, the principal executive office of the Company. On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote. Accordingly, the execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the stockholder has revoked his or her proxy prior to its exercise in accordance with these instructions.

VOTING AND SOLICITATION

        On April 20, 1998, the record date with respect to this solicitation, 5,474,307 shares of the Company's common stock ("Common Stock") were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

        QUORUM. The holders of a majority of the outstanding shares of the Company's Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes are counted by the Company for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

        VOTE REQUIRED. The director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote for them, a quorum being present, up to the number of directors to be elected to each Class at the 1998 Annual Meeting (five Class I and one Class II directors) shall be elected as directors. Accordingly, abstentions and broker non-votes will have no effect in determining which directors receive the highest number of votes. Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants and any other matter that properly comes before the Annual Meeting must be accomplished by the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting. Accordingly, an abstention will have the same effect as a vote against those matters, but broker non-votes will not be counted for purposes of determining whether those matters are approved.

        The shares represented by all valid proxies received will be voted in accordance with the specifications therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of the six nominees listed below and FOR the ratification of the Company's selection of independent public accountants. As to any other business that may properly come before the Annual Meeting, they will vote in accordance with their best judgment. The Company presently does not know of any other such business.

        SOLICITATION. Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 7, 1998 and will be solicited principally by mail, and the costs will be borne by the Company. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may conduct solicitation of proxies personally, with stockholders, banks, brokerage houses and others, by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

                                PROPOSALS 1 AND 2

                              ELECTION OF DIRECTORS

        The Company's Board of Directors is currently divided into two classes consisting of two Class I directors, whose term expires at the 1998 Annual Meeting of Stockholders, and three Class II directors, whose term expires at the Annual Meeting of Stockholders to be held in 1999. On April 21, 1998, the Board of Directors unanimously approved amendments to the Company's Bylaws which, effective as of the 1998 Annual Meeting, will expand the Board to a total of nine directors, consisting of five Class I directors who will be elected at the Annual Meeting to serve a term of two years (Proposal 1) and four Class II directors. One Class II director will be elected at the 1998 Annual Meeting to fill the vacancy created by the expansion of the Board and will serve the remainder of the current two-year term which expires at the Annual Meeting of Stockholders to be held in 1999 (Proposal 2). The Board has nominated Samuel Gulko, Frank M. Meeks, Eric L. Nelson, Ph.D., Stephen Runnels and Paul H. Silverman, Ph.D., D.Sc. to serve as Class I directors and Joseph Rubinfeld, Ph.D. to serve as a Class II director.

        Each director elected will serve the term for which he or she was nominated and until the election and qualification of his or her successor or until his or her earlier resignation or removal. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

        The following table provides information regarding the nominees and the other continuing members of the Board of Directors, their ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:


                    CLASS I NOMINEES - TERM EXPIRING IN 2000
                                  (PROPOSAL 1)


                                    BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                       FIVE YEARS AND OTHER DIRECTORSHIPS
Samuel Gulko (66)             Samuel Gulko has served as the Chief Financial
                              Officer of the Company, on a part-time basis,
                              since September 1996. From 1968 until March 1987,
                              Mr. Gulko served as a partner in the audit
                              practice of Ernst & Young, LLP, Certified Public
                              Accountants. From April 1987 to the present, Mr.
                              Gulko has been self-employed as a Certified Public
                              Accountant and business consultant, and until
                              recently, as the part-time Chief Financial Officer
                              of several companies.

Frank M. Meeks (53)           Frank M. Meeks has been a director of the Company
                              since July 1989. Since September 1992, Mr. Meeks
                              has been pursuing personal investments in real
                              estate, property management and oil and gas. Mr.
                              Meeks was employed by Environmental Developers,
                              Inc., a real estate development and construction
                              company, from June 1979 until March 1993, first as
                              Vice President and finally as Financial Vice
                              President.

Eric L. Nelson, Ph.D. (73)    Eric L. Nelson, Ph.D. was Founder, President and
                              Chairman of the Board of publicly held Nelson
                              Research & Development Company, a pioneer in the
                              use of drug receptor technology to design and
                              develop pharmaceutical products and novel drug
                              delivery systems, from 1972 to 1986. Prior to
                              founding Nelson Research, Dr. Nelson served as
                              Senior Vice-President for Research and Development
                              at Allergan Pharmaceuticals, Inc., a world leader
                              in eye care products, where he was responsible for
                              establishing the company's research organization.
                              Since 1986, Dr. Nelson has been a consultant to
                              the pharmaceutical research industry. Dr. Nelson
                              has served on the Scientific Advisory Board of the
                              Company since 1987 and currently serves on a
                              number of committees and foundations associated
                              with the University of California, Irvine.

Stephen Runnels (49)          Stephen Runnels joined the Company as Executive
                              Vice President in April 1997. Prior to joining the
                              Company, Mr. Runnels held the position of Vice
                              President, Marketing and Business Development for
                              Sigma-Aldrich, Inc., a Fortune 500 manufacturer of
                              biochemicals, pharmaceuticals, and biotechnology
                              products since January 1992. From November 1989
                              until January 1992, Mr. Runnels held the position
                              of Vice President - Sales and Marketing for Irvine
                              Scientific. From January 1978 until November 1989,
                              Mr. Runnels held the position of Vice President,
                              International Operations for Gamma Biologicals.
                              Mr. Runnels is certified by the American Society
                              of Clinical Pathologists as a specialist in
                              Immunohematology, and was an instructor of
                              Clinical Immunology at Arizona State University.

Paul H. Silverman,
   Ph.D., D.Sc.  (73)         Paul H. Silverman, Ph.D., D.Sc., has been a
                              director of the Company since September 1996. Dr.
                              Silverman has served as a Director for the Western
                              Center of the American Academy of Arts and
                              Sciences located on the University of California,
                              Irvine campus since March 1997. Since March 1993,
                              Dr. Silverman has also been an Adjunct Professor
                              in the Department of Medicine at the University of
                              California, Irvine. From January 1994 until July
                              1996, Dr. Silverman served as an Associate
                              Chancellor for the Center for Health Sciences at
                              the University of California, Irvine. From August
                              1992 until January 1994, Dr. Silverman served as
                              the Director of Corporate and Government Affairs
                              at the Beckman Laser Institute and Medical Clinic
                              in Irvine, California. From November 1990 until
                              December 1993, Dr. Silverman served as Director of
                              Scientific Affairs at Beckman Instruments, Inc.
                              Prior to 1990, Dr. Silverman served as the
                              Director of the Systemwide Biotechnology Research
                              and Education Program for the University of
                              California; the Director of the Donner Laboratory
                              and an Associate Director of the Lawrence Berkeley
                              Laboratory at the University of California,
                              Berkeley; as the President of the University of
                              Maine at Orono; as the President of The Research
                              Foundation of the State University of New York,
                              and as the head of the Department of
                              Immunoparasitology at Glaxo, Ltd.

                    CLASS II NOMINEE - TERM EXPIRING IN 1999
                                  (PROPOSAL 2)

                                     BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                        FIVE YEARS AND OTHER DIRECTORSHIPS
------------                        ----------------------------------
Joseph Rubinfeld, Ph.D. (65)  Joseph Rubinfeld, Ph.D., is the co-founder of publicly held SuperGen, Inc., a pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer, and has served as the Chief Executive Officer, President and a director since its inception in March 1991 and was Chief Scientific Officer from inception until September 1997. Since May 1996, Dr. Rubinfeld has served as a Director of Antivirals, Inc., a biopharmaceutical company. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc., a biotechnology company, in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, Dr. Rubinfeld was a Senior Director at Cetus Corporation, a former biotechnology company. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company International Division ("Bristol-Myers") in a variety of positions, most recently as Vice President and Director of Research and Development. While at Bristol-Myers, Dr. Rubinfeld was instrumental in licensing the original anticancer line of products for Bristol-Myers, including Mitomycin and Blemycin. Prior to that time, Dr. Rubinfeld was a research scientist with several pharmaceutical and consumer product companies including Schering-Plough Corporation and Colgate-Palmolive Co.


              CONTINUING CLASS II DIRECTORS - TERM EXPIRING IN 1999

                                       BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                          FIVE YEARS AND OTHER DIRECTORSHIPS
------------                          ----------------------------------
Alvin J. Glasky, Ph.D. (64)   Alvin J. Glasky, Ph.D., has been Chief Executive
                              Officer, President and a director of AIT since its inception in June 1987, and has served as the Chairman of the Board, Chief Executive Officer,
                              President and a director of the Company since July
                              1989, when AIT became a wholly owned subsidiary of the Company. From March 1986 to January 1987, Dr.
                              Glasky was Executive Director of the American
                              Social Health Association, a non-profit
                              organization. From 1968 until March 1986, Dr.
                              Glasky was the President and Chairman of the Board of Newport Pharmaceuticals International, Inc., a publicly-held pharmaceutical company that developed, manufactured and marketed prescription medicines. From 1966 to 1968, Dr. Glasky served as
                              Director of Research for ICN Pharmaceutical, Inc.
                              and as Director of the ICN-Nucleic Acid Research
                              Institute in Irvine, California. During that period he was also an assistant professor in the Pharmacology Department of the Chicago Medical
                              School. Dr. Glasky currently is a Regent's
                              Professor at the University of California, Irvine.

Mark J. Glasky (35)           Mark J. Glasky has been a director of the Company
                              since August 1994. Since 1982, Mr. Glasky has been employed by Bank of America NT&SA in various corporate lending positions and currently serves as Vice President Commercial Banking Manager.

Carol O'Cleireacain,
   Ph.D.(51)                  Carol O'Cleireacain, Ph.D., has been a director of
                              the Company since September 1996. Dr.
                              O'Cleireacain has served as an independent economic and management consultant in New York
                              City since 1994. Since 1997, Dr. O'Cleireacain has been an adjunct Associate Professor at the Wagner
                              Graduate School of Public Service, New York
                              University and at Barnard College, Columbia
                              University and is serving on a Presidential
                              Commission examining the possibility of a capital budget for the United States. Since May 1996, Dr.
                              O'Cleireacain has served as a director of Franklin
                              Research and Development Corp., an employee-owned investment company in Boston. From March 1996 until June 1997, Dr. O'Cleireacain was a Visiting
                              Fellow, Economic Studies, at The Brookings
                              Institution in Washington D.C., where she authored
                              The Orphaned Capital: Adopting the Right Revenues for the District of Columbia. From April 1994 through April 1996, Dr. O'Cleireacain served as the first nominee of the United Steelworkers of America and the first woman director of ACME
                              Metals Inc. Dr. O'Cleireacain served as the
                              Director of the New York City Office of Management and Budget from August 1993 until December 1993.
                              From February 1990 until August 1993, Dr.
                              O'Cleireacain was the Commissioner of the New York
                              City Department of Finance.

                [The remainder of page intentionally left blank]

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        During the fiscal year ended December 31, 1997, the Board of the Directors of the Company met six times. In addition, the Board of Directors has two committees: the Audit Committee and the Compensation Committee. The following sets forth information concerning each committee, including membership as of December 31, 1997:

        The Audit Committee was comprised of Messrs. Mark Glasky and Frank M. Meeks and Dr. Carol O'Cleireacain (who serves as Chairman). The Audit Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal controls. The Audit Committee held three meetings during 1997.

        The Compensation Committee was comprised of Mr. Frank M. Meeks (who serves as Chairman), Dr. Carol O'Cleireacain and Dr. Paul Silverman. The Compensation Committee reviews and recommends the salaries and bonuses of officers and certain key employees of the Company, establishes compensation and incentive plans, authorizes and approves the granting of stock options and restricted stock in accordance with the Company's stock option and incentive plans, and determines other fringe benefits. The Compensation Committee held three meetings during 1997.

        No incumbent director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which such director served and which were held during the period of time that he or she served on the Board or such committee.


COMPENSATION OF DIRECTORS

        Each of the Company's non-employee directors receives $1,000 for each Board of Directors meeting and $500 for each committee meeting attended (with the Chairman of the committee receiving $1,000). The directors are also reimbursed for certain expenses in connection with attendance at Board meetings. During the year ended December 31, 1997, the Company also granted to each director, other than the Chairman of the Board, an option to purchase 10,000 shares of Common Stock at $12.875 per share.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of April 20, 1998, except as otherwise noted, regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) the executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                     SHARES              PERCENT OF
                                                   BENEFICIALLY            SHARES
NAME OF BENEFICIAL OWNER (1)                        OWNED (1)           OUTSTANDING
---------------------------                         ---------           -----------
Alvin J. Glasky, Ph.D. (2).......................   1,314,161               23.5%
  157 Technology Drive
  Irvine, CA 92618

Mark J. Glasky (3)(4)............................      30,979                  *

Michelle S. Glasky, Ph.D.(5)(6)..................      19,480                  *

Samuel Gulko (7).................................      21,400                  *

Frank M. Meeks (8)...............................      42,960                  *

Eric L. Nelson, Ph.D. (9)........................      41,500                  *

Carol O'Cleireacain, Ph.D. (10)..................      22,500                  *

Joseph Rubinfeld, Ph.D...........................          --                  --

Stephen Runnels (11).............................      24,500                  *

Paul H. Silverman, Ph.D., D.Sc. (12).............      22,500                  *

All Executive Officers and Directors
  as a group (eleven persons) (11)...............   1,600,942               28%

----------------------
 *      less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 20, 1998, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Includes 88,173 shares issuable within 60 days of April 20, 1998 upon exercise of the Glasky Warrant, 4,000 shares owned by the AIT Cash or Deferred Profit Sharing Plan (401(k)), of which Dr. Glasky is the trustee, and 31,250 shares subject to options held by Dr. Glasky which are currently exercisable or exercisable within 60 days of April 20, 1998. Does not include 55,962 shares beneficially owned by Dr. Glasky's wife, Rosalie H. Glasky, and 30,979 shares beneficially owned by Mark J. Glasky and 19,480 shares beneficially owned by Michelle S. Glasky, Ph.D., Dr. Glasky's adult children, for which Dr. Glasky disclaims beneficial ownership.

(3)     Mark J. Glasky is the adult son of Dr. Alvin J. Glasky.

(4) Includes 22,500 shares subject to options held by Mr. Glasky which are currently exercisable or exercisable within 60 days of April 20, 1998, and 1,000 shares subject to currently exercisable warrants.

(5)     Michelle S. Glasky, Ph.D., is the adult daughter of Dr. Alvin J. Glasky.

(6) Includes 12,000 shares subject to options held by Dr. Michelle S. Glasky which are currently exercisable or exercisable within 60 days of April 20, 1998, and 500 shares subject to currently exercisable warrants.

(7) Includes 14,400 shares subject to options held by Mr. Gulko which are currently exercisable or exercisable within 60 days of April 20, 1998, 1,050 shares subject to currently exercisable warrants and 1,300 shares owned by The Samuel Gulko CPA Keogh Plan, of which Mr. Gulko is trustee.

(8) Includes 22,500 shares subject to options held by Mr. Meeks which are currently exercisable or exercisable within 60 days of April 20, 1998. Does not include 460 shares beneficially owned by Mr.
        Meeks' wife, for which Mr. Meeks disclaims beneficial ownership.

(9) Includes 36,500 shares held in the Eric L. and Lila D. Nelson Family Trust. Does not include 5,000 shares beneficially owned by Dr. Nelson's wife, for which Dr. Nelson disclaims beneficial ownership.

(10) Includes 22,500 shares subject to options held by each of Drs. O'Cleireacain and Silverman which are currently exercisable or exercisable within 60 days of April 20, 1998.

(11) Includes 24,500 shares subject to options held by Mr. Runnels which are currently exercisable or exercisable within 60 days of April 20, 1998.

(12) Includes 88,173 shares issuable upon the exercise of the Glasky Warrant, 182,250 shares subject to options which are currently exercisable or exercisable within 60 days of April 20, 1998, 2,050 shares subject to currently exercisable warrants.


                [The remainder of page intentionally left blank]

                             EXECUTIVE COMPENSATION

        The following tables present summary information regarding the compensation paid and stock options granted to each of the Company's Chief Executive Officer and its Executive Vice President (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended December 31, 1996 and 1997. No other executive officer of the Company received compensation in 1997 in excess of $100,000.

                                     TABLE I
                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                               SECURITIES
                                                 ANNUAL COMPENSATION           UNDERLYING
NAME AND PRINCIPAL POSITION     YEAR     SALARY         BONUS       OTHER       OPTIONS
---------------------------     ----     ------         -----       -----     ------------
Alvin J. Glasky, Ph.D.
Chairman, Chief Executive
  Officer and President         1997....$ 199,992(1)    $  --      $   --          --
                                1996....$ 165,398(2)       --          --        75,000
Stephen Runnels
Executive Vice President        1997....$ 108,513          --      $ 25,107(3)   62,000

-----------------------
(1) Excludes prior years accrued salaries of $265,328 and auto allowances and expense account reimbursements previously accrued aggregating $84,516, all of which were paid in 1997.

(2) Includes an auto allowance of $450 per month. See "Employment Agreement". Of the total amounts, $72,998 has been paid and $92,400 had been accrued for 1996.

(3)     Represents a one-time relocation allowance.


                                    TABLE II
                    STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

                                       PERCENTAGE OF      EXERCISE
                           OPTIONS     TOTAL OPTIONS
                           GRANTED      GRANTED TO        EXERCISE
                          (NO. OF      EMPLOYEES IN         PRICE          EXPIRATION
            NAME           SHARES)      FISCAL YEAR       ($/SHARE)           DATE
            ----          ---------    -------------      ---------      --------------
      Stephen Runnels     50,000(1)         48%             $7.25        April 29, 2007

             "            12,000(2)         12%             $5.13        April 7, 2007

---------------------

(1) Option becomes exercisable in 20% increments, commencing twelve months from the date of grant and each year thereafter. (2) Option becomes exercisable and vested 45 days from the date of grant.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

        The following table presents certain information regarding the exercise of options to purchase shares of the Company's Common Stock by the Named Executive Officers during the period commencing January 1, 1997 and ending December 31, 1997.

                                    TABLE III
               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                     UNDERLYING             VALUE OF UNEXERCISED
                         NUMBER OF              UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                          SHARES                   FISCAL YEAR-END          FISCAL YEAR-END(1)
                         ACQUIRED     VALUE    ------------------------   ----------------------
NAME                    ON EXERCISE  REALIZED  EXERCISABLE  UNEXERCISED   EXERCISED  UNEXERCISED
----                    -----------  --------  -----------  -----------   ---------  -----------
Alvin J. Glasky, Ph.D.       -          -        25,000       75,000            -     $787,500
Stephen Runnels              -          -        12,000       62,000            -     $651,000

----------------------
(1) Based upon the closing price of the Common Stock on December 31, 1997, as reported by the NASDAQ National Market ($10.50 per share).

EMPLOYMENT AGREEMENT

        The Company entered into an employment agreement with Dr. Alvin J. Glasky, effective as of July 1, 1996. The agreement requires Dr. Glasky to devote all of his productive time, attention, knowledge and skill to the affairs of the Company during the term of the agreement. The agreement provides for an annual base salary of $200,000 with annual increases and an annual bonus based on the Company's attainment of certain performance objectives. The agreement ends on June 30, 1999 and may be terminated by the Company with or without "cause" (as defined in the agreement). The agreement also provides for guaranteed severance payments equal to Dr. Glasky's annual base salary over the remaining life of the agreement upon the termination of employment without cause or upon a change in control of the Company. In connection with entering into this agreement, Dr. Glasky was granted an incentive stock option to purchase 75,000 shares of Common Stock at an exercise price of $4.13 per share, which vests in three equal increments over the life of Dr. Glasky's employment agreement.

STOCK OPTION PLANS

        The Company has two stock option plans: the 1991 Stock Incentive Plan (the "1991 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan") (the "Plans"). The Plans were adopted by the Company's stockholders and Board of Directors in May 1991 and June 17, 1997, respectively. The Company's 1987 Stock Incentive Plan, under which no options were issued, expired in 1997.


The 1991 Incentive Stock Option Plan

        The 1991 Plan provides for grants of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights ("SARs") and bonus stock. The 1991 Plan authorized for issuance up to 140,000 shares of the Company's Common Stock. The number of shares issuable under the 1991 Plan is increased each January 1 by a number equal to one percent of the Company's then total outstanding shares. On August 7, 1996, the Company's stockholders approved an amendment to the 1991 Plan increasing the number of authorized shares by 60,000, to a total of 293,154 shares as of that date. As of January 1, 1998, the number of shares authorized under the 1991 Plan automatically increased by 54,658 (one percent of the total shares outstanding on that date) to a total of 401,430. Under the 1991 Plan, incentive stock options may be granted to employees, and nonqualified stock options, SARs and bonus stock may be granted to employees of the Company and other persons whose participation in the 1991 Plan is determined to be in the Company's best interest. As of January 1, 1998, there were options to purchase 255,000 shares of Common Stock outstanding under the 1991 Plan.

The 1997 Incentive Stock Option Plan

        The 1997 Plan provides for grants of "incentive stock options" within the meaning of the Code, nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). The 1997 Plan authorized for issuance up to 500,000 shares of the Company's Common Stock, subject to adjustment in the number and kind of shares subject to the 1997 Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Under the 1997 Plan, incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of January 1, 1998, there were options to purchase 45,000 shares of Common Stock outstanding under the 1997 Plan.

        The Plans are administered by the Board of Directors or a committee appointed by the Board (the "Committee"), which has sole discretion and authority, consistent with the provisions of the Plans, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the Plans.

        In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, all outstanding options and SARs granted under the 1991 Plan shall be assumed or equivalent options and SARs substituted by the successor corporation. In the event a successor corporation refuses to assume or substitute the options and SARs, the exercisability of the options and SARs under the 1991 Plan shall be accelerated.

        The exercise price of incentive stock options must be not less than the fair market value of a share of Common Stock on the date of the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonqualified options shall have such exercise price as determined by the Committee. The Committee has the authority to determine the time or times at which options granted under the Plans become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than upon death, by will and the laws of descent and distribution, and incentive stock options may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

SECTION 401(K) PLAN

        In January 1990, the Company adopted the AIT Cash or Deferred Profit Sharing Plan (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under
Section 401(k) of the Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1998) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan. The Company has not made any contributions to the 401(k) Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon its review of the copies of reporting forms furnished to the Company, and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1997, were satisfied, except that Rosalie Glasky inadvertently failed to file a Form 4 Statement of Changes in Beneficial Ownership on a timely basis in connection with the sale by her husband, Dr. Alvin J. Glasky, of shares of the Company's Common Stock. However, Dr. Alvin J. Glasky did timely file a Form 4 with respect to such sale. Mrs. Glasky has disclaimed beneficial ownership of these shares of Common Stock, and a filing with the correct information has been made with the Securities and Exchange Commission.


                              CERTAIN TRANSACTIONS

        In September 1990, the Company issued a warrant to Dr. Alvin J. Glasky (the "Glasky Warrant") to purchase up to 88,173 shares of Common Stock of the Company at any time between September 1, 1990 and August 31, 1995 for $3.75 per share. Effective August 31, 1995, the expiration date of the Glasky Warrant was extended to August 31, 2000.

        On June 30, 1990, in exchange for cancellation of $503,144 of indebtedness for unpaid compensation, the Company issued a total of 402,517 shares of Common Stock in the following amounts: Dr. Alvin Glasky, 184,000 shares; Sanford Glasky (the brother of Dr. Alvin J. Glasky), 60,013 shares; JoAnne Law, 24,333 shares; Luana Kruse, 19,200 shares; Rosalie Glasky (the wife of Dr. Alvin J. Glasky), 28,065 shares; and John W. Baldridge, 86,906 shares (the "1990 Restricted Stock Exchange"). On December 30, 1993, in exchange for cancellation of $690,798 of indebtedness for unpaid compensation and accrued expenses, the Company issued a total of 276,317 shares of Common Stock in the following amounts: Dr. Alvin Glasky, 169,001 shares; Sanford Glasky, 49,837 shares; JoAnne Law, 16,559 shares; Luana Kruse, 19,800 shares; Rosalie Glasky, 19,178 shares; and John W. Baldridge, 1,942 shares (the "1993 Restricted Stock Exchange"). Both the 1990 Restricted Stock Exchange and the 1993 Restricted Stock Exchange involved a risk of forfeiture whereby if the Company did not generate a minimum of $500,000 in total operating revenues from inception through December 31, 1995, all shares would be returned to the Company with the holders forfeiting all rights to the shares and forfeiting any claim to the previously accrued but unpaid compensation. Effective December 31, 1995, five of the parties, all of whom were present or past employees of the Company, entered into agreements with the Company whereby the forfeiture date was extended from December 31, 1995 to December 31, 1997 in exchange for increasing the minimum total operating revenues which the Company would need to achieve in order to avoid forfeiture of the shares from $500,000 to $1,000,000, with such revenues to be achieved by December 31, 1997. One party claimed that his 88,848 shares are vested and that there was no need for him to enter into a new Agreement, and therefore had not entered into an Agreement under the new terms. As of December 31, 1997, the Company had not achieved the revenue goals set forth in the Agreements, as previously amended. Several former employees who are parties to the Agreements have indicated disagreement with the Company's position and, to date, none of the shares have been surrendered for cancellation. The Company's Chief Executive Officer and his wife, the Secretary and Treasurer of the Company, have indicated that they are willing to conditionally surrender their shares, (amounting to an aggregate of 400,244 shares) subject to resolution of the dispute with the aforementioned former employees. Until such time as the Company can obtain the surrender of all of these shares and the matter is fully resolved, the Company is accounting for all of the stock, which it has deemed forfeited, as issued and outstanding.

        On June 6, 1991, the Company entered into an agreement (the "1991 Patent Agreement") with Dr. Alvin Glasky whereby Dr. Glasky assigned to the Company all rights to the inventions covered by United States Patent No. 5,091,432 and any corresponding foreign applications and patents, including all continuations, divisions, reissues and renewals of said applications and any patents issued out of or based upon said applications (the "Assigned Rights"). The 1991 Patent Agreement was amended on July 26, 1996. The 1991 Patent Agreement, as amended, calls for the Company to pay Dr. Glasky a two percent royalty on all revenues derived by the Company from the use and sale by the Company of any products covered by these patents and applications or any patents derived from them. In the event that Dr. Glasky's employment is terminated by the Company without cause, the royalty rate shall be increased to five percent and in the event that Dr. Glasky dies during the term of the 1991 Patent Agreement, Dr. Glasky's family or estate shall be entitled to continue to receive royalties at the rate of two percent. The 1991 Patent Agreement terminates on the later of its ten year anniversary or the expiration of the final patent included within the Assigned Rights. On June 30, 1996, the Company and Dr. Glasky entered into an agreement whereby Dr. Glasky assigned to AIT all rights to the inventions covered by United States Patent No. 5,447,938 (the "1996 Patent Agreement"). The scope of the 1996 Patent Agreement as well as its terms and conditions are identical in all material respects to the 1991 Patent Agreement; provided, however, that the aggregate royalty amount with respect to any product shall be two percent (five percent in the event of termination without cause), even if a product is based on both patents. The 1996 Patent Agreement was also amended on July 26, 1996. Dr. Glasky will not receive any royalties with respect to sales of products which utilize patent rights licensed to the Company by McMaster University.



        On December 31, 1993, the Company issued 200,000 shares of Common Stock to Dr. Alvin J. Glasky in Exchange for cancellation of $500,000 of indebtedness for loans made by Dr. Glasky to the Company. Dr. Glasky received certain registration rights with respect to these shares. The remaining $257,900 in principal on the loans payable and accrued interest of $300,404 due to Dr. Glasky were converted into a $558,304 promissory note which, as amended from time to time, is currently unsecured, bears interest at 9% per annum, and is payable upon demand.

        In July 1996, all of the holders of the 75 outstanding Revenue Participation Units ("RPUs") converted their RPUs into an aggregate of 300,000 shares of Common Stock. As a part of this transaction, Dr. Alvin J. Glasky converted his 28 outstanding RPUs into a total of 112,000 shares of Common Stock. See Note 8 of Notes to Consolidated Financial Statements.

                                   PROPOSAL 3

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


        The Board of Directors has appointed Arthur Andersen LLP to continue as the Company's independent public accountants for the year ending December 31, 1998, and to audit the books and accounts of the Company for that year, subject to ratification of its selection by the stockholders at the Annual Meeting. Arthur Andersen LLP has served as the independent accountants of the Company since 1989. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if they so desire.


                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the 1999 Annual Meeting of Stockholders and inclusion in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 5, 1999 in order to be considered for inclusion in the Company's proxy statement relating to such meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.


                                  OTHER MATTERS

        The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.


May 7, 1998                                 By Order of the Board of Directors

                                            [SIG]

                                            Rosalie H. Glasky
                                            Secretary

PROXY                        NEOTHERAPEUTICS, INC.
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF NEOTHERAPEUTICS, INC.

    The undersigned hereby appoints Dr. Alvin J. Glasky and Samuel Gulko, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of NEOTHERAPEUTICS, INC. which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders to be held at the Company's corporate headquarters located at 157 Technology Drive, Irvine, California, 92618 on June 16, 1998, at 3:30 P.M., and at any and all adjournments or postponements thereof, as follows:

1.  Election of Class I Directors:

   [ ]   FOR all nominees listed below (except as              [ ]   WITHHOLD AUTHORITY to vote for all nominees listed
         indicated to the contrary below)                            below


              Samuel Gulko, Frank M. Meeks, Eric L. Nelson, Ph.D.,
                Stephen Runnels, Paul H. Silverman, Ph.D., D.Sc.


    (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

2.  Election of Class II Director:

   [ ]    FOR the nominee listed below                         [ ]   WITHHOLD AUTHORITY to vote for the nominee listed
                                                                     below

                            Joseph Rubinfeld, Ph.D.

3. Proposal to consider and act upon the ratification of the selection of Arthur Andersen LLP as independent public accountants for the Company:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

    This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR each of proposals 1, 2 and 3.

     IMPORTANT -- PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY

(continued from reverse side)

    Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated May 7, 1998.

          [ ] I/we plan to attend the Annual Meeting of Stockholders.

                                                        Dated: , 1998

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                           Signature if held
                                                                jointly

                                                        Please date this Proxy
                                                        and sign it exactly as
                                                        your name or names
                                                        appear hereon. When
                                                        shares are held by two
                                                        or more persons, both
                                                        should sign. When
                                                        signing as an attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If shares are
                                                        held by a corporation,
                                                        please sign in full
                                                        corporate name by the
                                                        President or other
                                                        authorized officer. If
                                                        shares are held by a
                                                        partnership, please sign
                                                        in partnership name by
                                                        an authorized person.

   Please mark, sign, date and return this Proxy promptly using the enclosed envelope.
          If your address is incorrectly shown, please print changes.